Exhibit 4.16

SUPPLEMENTAL INDENTURE

                THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 7, 2008 (the “Effective Date”), among MTR Gaming Group, Inc., a Delaware corporation (the “Issuer”), the guarantors executing this Supplemental Indenture (the “Guarantors”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), under the Indenture dated as of May 25, 2006, as supplemented on or prior to the date hereof (as so supplemented, the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Indenture.

                WHEREAS, pursuant to the terms of Article Ten of the Indenture, each Guarantor, by executing the Indenture, jointly and severally, unconditionally guarantees the Issuer’s payment and performance obligations under the Indenture;

                WHEREAS, in accordance with Article Ten of the Indenture, upon the sale or disposition of a Guarantor to a Person which is not, and is not required to become, a Guarantor, which transaction is otherwise in compliance with the Indenture, such Guarantor will be deemed released from its obligations under its Guarantee of the Notes, subject to the requirements of the Indenture;

                WHEREAS, Section 9.1(d) of the Indenture permits the Issuer, the Trustee and the Guarantors to supplement the Indenture for the purpose of evidencing the release of any Guarantor under the terms of the Indenture; and

                NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                Section 1.               Definitions.  All capitalized terms used in this Supplemental Indenture not defined herein shall have the meanings ascribed to them in the Indenture.

                Section 2.               Release of Guarantor.  Speakeasy Gaming of Fremont, Inc. is hereby released as a Guarantor and from all of the obligations of a Guarantor under the Indenture, as amended and supplemented on or prior to the date hereof.

                Section 3.               Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                Section 4.               Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date hereof.

ISSUER:
MTR GAMING GROUP, INC.

	By:	/s/ Edson R. Arneault
Name: Edson R. Arneault
Title: President and CEO

GUARANTORS:
MOUNTAINEER PARK, INC.

	By:	/s/ Edson R. Arneault
Name: Edson R. Arneault
Title: President

PRESQUE ISLE DOWNS, INC.

	By:	/s/ Edson R. Arneault
Name: Edson R. Arneault
Title: President

SPEAKEASY GAMING OF LAS VEGAS, INC.

	By:	/s/ Edson R. Arneault
Name: Edson R. Arneault
Title: President

SPEAKEASY GAMING OF RENO, INC.

By:	/s/ Edson R. Arneault
Name: Edson R. Arneault
Title: President

MTR—HARNESS, INC.

By:	/s/ Edson R. Arneault
Name: Edson R. Arneault
Title: President

SCIOTO DOWNS, INC.

By:	/s/ Edson R. Arneault
Name: Edson R. Arneault
Title: President

SPEAKEASY GAMING OF FREMONT, INC.

By:	/s/ Edson R. Arneault
Name: Edson R. Arneault
Title: President

JACKSON RACING, INC.

By:	/s/ Edson R. Arneault
Name: Edson R. Arneault
Title: President

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Joseph O’Donnell
Name: Joseph O’Donnell
Title: Vice President